UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2022, Lument Finance Trust, Inc. (the “Company”) entered into a Director Designation Agreement with OREC Investment Holdings, LLC (“OREC IH”), which is an affiliate of the Company’s external manager, OREC Investment Management, LLC, doing business as Lument Investment Management (the “Manager”). Pursuant to the Director Designation Agreement, the Company granted OREC IH the right to designate a nominee to the Company’s board of directors. The right granted to OREC IH expires at such time as OREC IH’s beneficial ownership of the Company’s common stock, determined pursuant to Rule 13d-3 under the Exchange Act of 1934, as amended, is less than 5%. Prior to such time, the Company has agreed to include OREC IH’s designee, as well as the chief executive officer of the Manager, in the Company’s slate of nominees for election at each annual meeting of stockholders. Marie D. Reynolds has been designated by OREC IH and nominated by the Company for election to its board of directors at the Company’s upcoming annual meeting of stockholders to be held on June 15, 2022. The Director Designation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Director Designation Agreement, dated April 26, 2022, between Lument Finance Trust, Inc. and OREC Investment Holdings, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMENT FINANCE TRUST, INC.

Dated: April 29, 2022	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer